EXHIBIT 4.2

MMAX Media, Inc.

NON QUALIFIED STOCK OPTION AGREEMENT

I.       NOTICE OF STOCK OPTION GRANT:

         [NAME OF OPTION HOLDER]

         c/o MMAX Media, Inc..

         511 NE 3rd Ave, Suite 100

         Ft. Lauderdale, FL 33301

As you ("Optionee") know as inducement to enter into a consulting agreement with MMAX Media, Inc., on _________, 2011, you were granted an option to purchase Common Stock of MMAX Media, Inc. (the "Company"), subject to the terms and conditions of this Stock Option Agreement of the same date (the "Original Option  Agreement").  The terms of your option grant are below:

Date of Grant:

________, 2011

Exercise Price per Share:

$0.___ per Share

Total Number of Shares Granted:

_______

Total Exercise Price:

$______.00

Type of Option:

Non-Qualified Stock Option

Exercise and Vesting Schedule:

This   Option    shall   vest   and   become exercisable immediately upon grant.

Term/Expiration Date:

___________

Plan:

This Stock Option  is  not  being  granted pursuant to any particular stock option plan (a  "Plan")  of the  Company  and  shall  be governed solely by this Agreement.

II. AGREEMENT:

1. Grant of Option. The Company hereby grants the Optionee an option to purchase the number of Shares set forth in the Notice of Stock Option Grant (the "Notice of Grant"), at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"). This Option is not intended to, and does not qualify as an incentive stock option as defined in  Section 422 of the Code. Unless otherwise specified, defined terms used below have the meanings ascribed to such terms in Section 10 below.

2. Exercise of Option. This Option is exercisable as follows:

(a)      Right to exercise.

                  (i) This option shall be exercisable cumulatively according to the Exercise and Vesting Schedule set out in the Notice of Grant.

                  (ii) There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and vesting shall occur only on the appropriate Vesting Date.

(iii) This Option may not be exercised for a fraction of a Share.

                 (iv) In the event of Optionee's termination of Continuous Status as an employee or Consultant, the exercisability of the Option is governed by Section 6 below.

(v) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(b)      Method of Exercise.  This Option shall be exercisable by written notice (in the form attached as Exhibit A). The notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such shares of Common Stock as may be necessary in order for the Company to comply with applicable laws and regulations.  The notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the company.  The notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. This option shall be deemed to be exercised upon receipt by the company of such written Notice accompanied   by the Exercise Price and payment of  any applicable withholding tax.  No Shares shall be issued pursuant to the exercise of an Option unless such  issuance and such exercise  comply with applicable laws and  regulations  and the  requirements of any stock exchange  upon  which the  Shares  may then be  listed.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the option is exercised with respect to such Shares.

3. Method of Payment.  Payment of the Exercise Price shall be any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with the  consent of the Company a  combination  of any of the foregoing methods of payment;

4. Restrictions on Exercise.  If the issuance of Shares upon such exercise or if the method of payment  for such  shares  would  constitute  a  violation  of any applicable federal or state  securities  or other law or  regulation,  then the Option may also not be exercised.  The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

5. Effect of Certain Transactions.  In the event of a merger or consolidation of the  Company  with  or  into  another  corporation, or  the  sale  of  all  or substantially  all of the assets of the  Company (a Transaction"),  the Option shall be assumed, or an equivalent option shall be substituted, by the Successor Corporation; provided, however, that, unless otherwise determined by the Company,  the  Option  shall  remain  subject  to  all  of  the  conditions  and restrictions  which were  applicable  to the Option prior to such  assumption or substitution;  and further  provided that in connection  with any sale of all or substantially all of the assets of the Company, the Company may determine not to require  the  assumption  of this  Option in which  event this  Option  shall be exercisable only until the earlier of (i) the original  Term/Expiration Date as set forth in the Notice of Grant and (ii) thirty days from the date of closing of any such sale.

6. Termination of Relationship.  If Optionee terminates Continuous Status as an

Employee or Consultant for any reason, Optionee may exercise this option during the balance of the Term set out in the Notice of Grant, to the extent the Option was vested at the date of such termination.  To the extent that Optionee was not vested in this option at the date on which Optionee terminates Continuous Status as an  Employee or  Consultant,  or if Optionee  does not  exercise  this option within the time specified herein, the Option (or unvested portion thereof) shall terminate.

7. Non-Transferability of Option.  This option may not be transferred in any manner except by will or by the laws of descent or distribution.  It may be exercised during the lifetime of Optionee only by Optionee.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Term of Option. This Option may be exercised only within the terms set out in the Notice of Grant.

9. Registration.  The Company may, in its own sole discretion, use its commercially reasonable efforts to take all steps necessary to register the Shares underlying this Option under theSecurities  Act of 1933, as amended,  on form S-8 or any other form necessary as soon as the Company believes is practical at its own sole discretion following execution of this Agreement.  In the event that the Shares are not so registered at the time of exercise then the certificates representing the Shares issued or to be issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

THE SHARES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE  SECURITIES  LAWS OF ANY  STATE,  AND  HAVE  BEEN  ACQUIRED  FOR AN INVESTMENT AND MAY NOT BE SOLD,  TRANSFERRED,  PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION  STATEMENT FOR SUCH SHARES UNDER THE  SECURITIES  ACT,  OR AN  OPINION OF  COUNSEL  ACCEPTABLE  TO COUNSEL FOR THE COMPANY THAT  REGISTRATION  IS NOT REQUIRED  UNDER SUCH  LAWS.

10. Defined Terms.

The following defined terms when used in this Agreement will have the following meanings:

         (a)      "Affiliate" means a person controlling, controlled by, or under common control with, another Person.

         (b)      "Change in Capitalization" means any increase or reduction in the number  of  shares,  or any  change  (including,  but not limited  to,  in the  case of a  spin-off,  dividend  or other distribution  in respect of Shares,  a change in value) in the Shares or exchange of Shares for a different number or kind of shares  or  other   securities   of  the Company or another corporation, by reason of a reclassification, recapitalization,   merger, consolidation, reorganization, spin-off,   split-up,   issuance  of  warrants  or  rights  or debentures, stock dividend, stock split or reverse stock split,  cash  dividend,  property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

         (c)      "Consultant" means any consultant or advisor that qualifies as an "employee" within the meaning of the rules applicable to Form S-8, as in effect from time to time, of the Securities Act of 1933, as amended.

         (d)      "Continuous Status" means the employment or relationship as a Consultant is not interrupted or terminated.  The Board of Directors, in its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of:  (i) any leave of absence approved by the Board of  Directors, including sick leave, military  leave, or any other personal leave; or (ii) transfers between locations of the Company or between  the Company, Affiliates or their successors.

         (e)      "Fair Market Value"  means as of any  particular  date,  the closing sales prices of the Common Stock on such date on the principal  national  securities  exchange on which such Common Stock is listed or admitted  trading,  or, if not so listed or admitted to trading,  the average of the closing bid price and closing  asked  price on such date as  quoted on the  National Association of Securities  Dealers Automated  Quotation System or such other market in which such prices are regularly quoted (including the  Over-the-Counter  Bulletin Board), or if there have been no published bid or asked quotations with respect to the Common Stock on such date,  Fair Market Value shall be the value established by the Board of Directors in good faith.

         (f)      "Person" means a natural person or any corporation, partnership, limited liability company or other entity.

11. Adjustments.  In the event of a Change in Capitalization, the Company shall make such adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities as the Board of Directors, in its sole discretion, believes is equitably required to prevent dilution or enlargement of the rights granted hereunder.

12. Withholding of Taxes. Upon exercise of the Option, Optionee will pay to the Company (or make arrangements satisfactory to the Company that are in compliance with applicable laws), any U.S. federal, state or local taxes of any kind required by law to be withheld with respect of the exercise of the Option.  The Company and/or its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Optionee any U.S. federal, state or local taxes of any kind required by law to be withheld  with respect to the exercise of the Option.

13.  Application of Section 16 of the Securities Act.  The Optionee has been advised that Optionee may be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the "`34 Act") and the holder may be subject to insider trading restrictions and reporting requirements on the purchase and sale of securities of the Company imposed under the 34 Act.

14. Successors and Assigns.  The Company may assign any of its rights under this agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this agreement shall be binding upon Optionee  and his or her heirs,  executors, administrators, successors and assigns.

15.  Governing Law; Severability. This Agreement shall be governed by and constructed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflicts of law.  Should any provision of this agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

16.  Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address shown below beneath its signature, or to such other  addresses as such party may  designate in writing from time to time with the other party.

17. Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18.  Modification of Agreement.  This Agreement may be modified,  amended, suspended or terminated,  and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

19.  Severability.  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

20.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

MMAX Media, Inc.

511 NE 3rd Avenue

Suite 100

Fort Lauderdale, FL 33301

21. Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties, including without limitation the Original Option Agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the ____ day of _____________, 2011.

         MMAX Media, Inc.

         By: -------------------------------------------------

         Name:-----------------------------------------------

         Title:  ----------------------------------------------

Optionee hereby accepts this Option subject to all of the terms and provisions hereof.  Optionee has reviewed this Option in it's entirety, had an opportunity to obtain the advice of counsel prior to executing this Option and full understands all provisions of the Option.  Optionee hereby agrees to accept as binding conclusive and final all decisions or interpretations of the Company upon any questions arising under the Option.  Optionee further agrees to notify the Company upon any changes in the residence address indicated below.

Dated: ______________, 2011

------------------------------------

Name:

Mailing Address:

C/O MMAX Media, Inc.  511NE 3rd Avenue, Suite 100, Ft. Lauderdale, FL 33301

                                    EXHIBIT A

                               MMAX Media, Inc.

                              EXERCISE NOTICE

MMAX Media, Inc.

Attention:  Secretary

1.  Exercise of Option. Effective as of  today,  ___________  the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of MMAX Media, Inc. (the "Company") under and pursuant to the Non-Qualified  Stock Option Agreement dated _________ (the "Option Agreement")

2.  Representations of Optionee.   Optionee acknowledges that Optionee has received, read and understood the Option Agreement.  Optionee agrees to abide by and be bound by their terms and conditions.

3. Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Option Agreement. Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares.

4. Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5. Restrictive Legends.

         (a) Legends.  Optionee understands and agrees that the Company  shall cause any other legends that may be required by state or federal securities laws to be placed upon any certificate(s) evidencing ownership of the Shares.

         (b)  Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any shares that have been sold or otherwise transferred in violation of any of the  provisions of this  Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay  dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.  Successors and Assigns.  The Company may assign any of its rights under this agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this agreement shall be binding upon Optionee and his or her heir, executor, administrators, successors  and assigns.

7.  Governing Law; Severability.  This Agreement shall be governed by and constructed in accordance with the laws of the State of Nevada excluding that body of law pertaining to conflicts of law.  Should any provision of this agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by  certified  mail,  with  postage  and fees  prepaid, addressed to the other party at its address shown below  beneath its  signature, or to such other  addresses as such party may  designate in writing from time to time with the other party.

9. Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10. Delivery of Payment.  Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

11. Entire Agreement.  The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement if the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:

Optionee:	MMAX Media, Inc.

By:

Its:

Address:

_________________

_________________